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                                                                      EXHIBIT 21

                      Subsidiaries of U.S. Concrete, Inc.
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AFTM Corporation
American Concrete Products, Inc.
Atlas-Tuck Concrete, Inc.
B.W.B., Inc. of Michigan
Baer Concrete, Incorporated
Beall Concrete Enterprises, Ltd.
Beall Industries, Inc.
Beall Investment Corporation, Inc.
Beall Management Inc.
Carrier Excavation and Foundation Company
Central Concrete Supply Co., Inc.
Central Precast Concrete, Inc.
Concrete XX Acquisition, Inc.
Corden, Inc.
Cornillie Fuel & Supply, Inc.
Cornillie Leasing, Inc.
Dencor, Inc.
DYNA, Inc.
Eastern Concrete Materials, Inc.
E.B. Metzen, Inc.
Fendt Transit Mix, Inc.
Hunter Equipment Company
Olive Branch Ready Mix, Inc.
Opportunity Concrete Corporation
Premix Concrete Corp.
R.G. Evans/Associates d/b/a Santa Rosa Cast Products Co.
Ready Mix Concrete Company of Knoxville
San Diego Precast Concrete, Inc.
Sierra Precast, Inc.
Superior Materials Company, Inc.
Superior Redi-Mix, Inc.
USC GP, Inc.
USC LP, Inc.
USC Management Co., L.P.
USC Midsouth, Inc.